Exhibit 3.2

FORM OF

BY-LAWS

OF

MOD-PAC CORP.

ARTICLE I

Offices

Section 1.      The Corporation may have offices at such places, within or without the State of New York, as the Board of Directors determines from time to time or the business of the Corporation requires.

ARTICLE II

Meetings of Shareholders

Section 1.      Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the shareholders shall be held on such dates and at such times and places, within or without the State of New York, as shall be determined by the Board of Directors and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the office of the Corporation in the State of New York.

Section 2.      Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as properly may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, and at such time, as the Board of Directors may from time to time determine.

Section 3.      Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors and shall be called by the Chief Executive Officer (or, in his absence, the President) or the Secretary upon the written request of not less than two of the directors or the holders of not less than a third of the votes of the Corporation's outstanding shares entitled to vote at such meeting. The request shall state the date, time, place and purpose or purposes of the proposed meeting. The only business which may be transacted at a special meeting is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.

Section 4.      Notice of Meetings. Except as otherwise required or permitted by law, whenever the shareholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than 10 and not more than 60 days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, with postage thereon prepaid, directed to each shareholder at such shareholder's address as it appears on the record of shareholders, unless such shareholder shall have filed with the Secretary of the Corporation a written request that such notices be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of shareholders need not be given to any shareholder who shall submit, whether before or after the meeting, a signed waiver of notice, in person or by proxy. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

Section 5.      Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of shareholders the holders of a majority of the votes of shares of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. The shareholders present in person or by proxy and entitled to vote thereat if a quorum had been present may adjourn the meeting despite the absence of a quorum.

Section 6.      Voting Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at any meeting of the shareholders every shareholder of record shall be entitled to one vote for every share of stock standing in his name as of the record date on the record of shareholders. A shareholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, any corporate action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote on the subject matter. Directors shall be elected as provided in Section 2 of Article III of these By-laws. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting.

Section 7.      Proxies. Every shareholder of record entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. The validity of a proxy shall be determined as provided in the Business Corporation Law of the State of New York (the "Business Corporation Law").

Section 8.      List of Shareholders. A list of shareholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the shareholders upon the request of any shareholder made at or prior to the meeting.

Section 9.      Conduct of Meetings. At each meeting of the shareholders, the Chief Executive Officer or, in his absence, the President, or in the Chief Executive Officer's and President's absence, any one of the Vice Presidents, in order of their seniority, shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

Section 10.      Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, on written consent, setting forth the action so taken, signed, in person or by proxy, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 11.      Inspectors. (a) The Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering on the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.

(b)      The inspectors, if any are appointed and act as provided herein, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

ARTICLE III

Board of Directors

Section 1.      Number of Directors. The Board of Directors shall consist of not less than one director. Until such time as the Board of Directors determines otherwise, the number of directors shall be two. The number of directors may be reduced or increased from time to time by amendment of these By-laws by the shareholders, or by the Board of Directors either by amending these By-laws or by adoption of a resolution, in either case by action of a majority of the entire Board, but no decrease may shorten the term of an incumbent director. When used in these By-laws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

Section 2.      Election and Term. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws, the directors shall be elected at the annual meeting of the shareholders by a plurality of the votes cast by the holders of shares entitled to vote in the election. Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director shall hold office until the expiration of the term for which he is elected, and until his successor shall have been elected and shall have qualified.

Section 3.      Removal. A director may be removed at any time, with or without cause, by the holders of a majority of the votes of the shares then entitled to vote at an election of directors or at any time, with cause, by action of the Board of Directors.

Section 4.      Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5.      Vacancies. Except as otherwise provided by the Certificate of Incorporation of the Corporation, any vacancy in the Board of Directors arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except in the case of a vacancy occurring by reason of the removal of a director without cause, in which case the vacancy may be filled only by the shareholders by a plurality of the votes cast by the holders of shares entitled to vote at an election of directors.

Section 6.      Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the Board of Directors shall be held at such places, within or without the State of New York, as the Board determines from time to time.

Section 7.      Annual Meeting. The annual meeting of the Board of Directors shall be held either without notice immediately after the annual meeting of shareholders and in the same place, or as soon as practicable after the annual meeting of shareholders on such date and at such time and place as the Board determines from time to time.

Section 8.      Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by law.

Section 9.      Special Meetings. Special meetings of the Board of Directors, for any purpose or purposes, may be called by the Chief Executive Officer (or, in his absence, the President) and shall be called by the Chief Executive Officer (or, in his absence, the President) or the Secretary upon the written request of not less than two of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 10.    Notice of Meetings. Notice of each special meeting of the Board (and of each annual meeting which is not held immediately after, and in the same place as, the annual meeting of shareholders) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the Chief Executive Officer (or, in his absence, the President) or the Secretary and shall state the place, date and time, and the purpose or purposes, of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (either by telephone or in person) or mailed, telegraphed or sent by facsimile transmission to a director at his residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if telegraphed, the notice shall be deemed given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched; and if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed. Notice of any meeting need not be given to any director who shall submit, whether before or after the meeting, a signed waiver of notice or who shall attend the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Notice of any adjournment of a meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and, unless such place, date and time of the new meeting are announced at the meeting, also to the other directors.

Section 11.    Quorum. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws, at all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 12.    Conduct of Meetings. At each meeting of the Board of Directors, the Chief Executive Officer (or, in his absence, the President) or, in the Chief Executive Officer's and President's absence, a director chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

Section 13.    Committees of the Board. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate an executive committee and other committees, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of such committee. Except as limited by law, each committee, to the extent provided in the resolution of the Board of Directors establishing it, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

Section 14.    Operation of Committees. At all meetings of a committee a majority of the entire committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at the time of the vote, if a quorum is present at such time, shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

Section 15.    Consent to Action. Any action required or permitted to be taken by the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.

Section 16.    Attendance Other Than in Person. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

Officers

Section 1.      Executive and Other Officers. The executive officers of the Corporation shall be a Chief Executive Officer, President, a Secretary and a Treasurer. The Board of Directors also may elect or appoint one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), and any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any two or more offices may be held by the same person.

Section 2.      Duties.

(a)      President and Chief Executive Officer. The President, or, in the event the Board of Directors separately appoints a Chief Executive Officer, in lieu of the President, the person appointed as such Chief Executive Officer, shall be the chief executive officer of the Corporation and preside at all meetings of the shareholders and of the Board of Directors. The President, or, in the event the Board of Directors separately appoints a Chief Executive Officer, in lieu of the President, the person appointed as such Chief Executive Officer, shall have general management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and such other powers and duties as the Board assigns to him. In the event the Board of Directors has separately appointed a Chief Executive Officer and a President, the President shall report to the Chief Executive Officer and have such powers and duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer, and, unless otherwise determined by the Board of Directors, the President, during the absence or disability of the Chief Executive Officer, shall have the powers, and shall perform the duties, of the Chief Executive Officer.

(b)      The Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board of Directors, shall perform, in the absence or disability of the Chief Executive Officer and the President, the duties and exercise the powers of the chief executive officer, and shall have such other powers and duties as the Board or the Chief Executive Officer (or, in his absence, the President) assigns to him or them.

(c)      The Secretary. Except as otherwise provided in these By-laws or as directed by the Board of Directors, the Secretary shall attend all meetings of the shareholders and the Board; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the shareholders and special meetings of the Board; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board or the Chief Executive Officer (or, in his absence, the President) assigns to him.

(d)      The Treasurer. Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; and he shall perform all other duties incident to the office of Treasurer. The Treasurer shall have such other powers and duties as the Board or the Chief Executive Officer (or, in his absence, the President) assigns to him.

Section 3.      Term; Removal. Subject to his earlier death, resignation or removal, each officer shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successors shall have been elected or appointed and shall have qualified. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board.

Section 4.      Resignations. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5.      Vacancies. If an office becomes vacant for any reason, the Board of Directors may fill the vacancy, and each officer so elected or appointed shall serve for the remainder of his predecessor's term and until his successor shall have been elected or appointed and shall have qualified.

ARTICLE V

Provisions Relating to Stock
Certificates and Shareholders

Section 1.      Certificates. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board of Directors. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President, or any Vice President and by the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employee, the signature of any officer of the Corporation may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature shall have been placed on any certificate shall have ceased to be such officer before the certificate shall be issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2.      Replacement Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or such person's legal representative, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss or destruction of the certificate or the issuance of such new certificate.

Section 3.      Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor, appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 4.      Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders, which date shall not be more than 60 or less than 10 days before the date of any such meeting, and not more than 60 days prior to any other action.

ARTICLE VI

Indemnification

Section 1.      Indemnification. The Corporation shall, to the fullest extent permitted by the Business Corporation Law (including, without limitation, Sections 721 through 725 thereof) or other provisions of the laws of New York relating to indemnification of directors and officers, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the Business Corporation Law or such other provisions of law.

Section 2.      Statutory Indemnification. Without limiting the generality of Section 1 of this Article VI, to the fullest extent permitted, and subject to the conditions imposed, by law, and where applicable pursuant to Section 721 through 725 of the Business Corporation Law:

(i)     the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that such person, his testator or intestate, was a director, officer or employee of the Corporation, or served such other entity or enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in the best interests of the Corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his conduct was unlawful; and

(ii)     the Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, except as in relation to matters as to which such person is adjudged to have breached his duty to the Corporation.

Section 3.      Indemnification by Resolution of Shareholders or Directors or Agreement. To the fullest extent permitted by law, and pursuant to Section 721 of the Business Corporation Law, indemnification may be granted, and expenses may be advanced, to the persons described in Sections 722 and 723 of the Business Corporation Law or other provisions of the laws of New York relating to indemnification and advancement of expenses, as from time to time may be in effect, and to employees of the Corporation, by (i) a resolution of shareholders, (ii) a resolution of the Board of Directors, or (iii) an agreement providing for such indemnification and advancement of expenses, provided that no indemnification may be made to or on behalf of any person pursuant to this Section 3 if a judgment or other final adjudication adverse to the person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Section 4.      General. It is the intent of this Article VI to require the Corporation to indemnify the persons referred to herein for judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of by-laws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, these By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Corporation or these By-laws, by agreement, by vote of shareholders or disinterested directors of the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 5.      Indemnification Benefits. Indemnification pursuant to these By-laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

ARTICLE VII

General Provisions

Section 1.      Dividends. To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 2.      Seal. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board of Directors.

Section 3.      Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 4.      Voting Shares in Other Corporations. Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chief Executive Officer (or, in his absence, the President) or by a proxy or proxies appointed by him.

ARTICLE VIII

Amendments

Section 1.      By-Laws may be adopted, amended or repealed by the Board of Directors, provided the conferral of such power on the Board shall not divest the shareholders of the power, or limit their power, to adopt, amend or repeal By-laws.

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